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                                                                    EXHIBIT 3.13

                            CERTIFICATE OF MERGER OF

                             SIFTO ACQUISITION, INC.

                                      INTO

                              AMERICAN SALT COMPANY

                  The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger in as follows:


                 Name                          State of Incorporation
                 ----                          ----------------------
        American Salt Company                         Delaware
        Sifto Acquisition, Inc.                       Delaware

                  SECOND: That an agreement at merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

                  THIRD: That the name of the surviving corporation of the merger is American Salt Company.

                  FOURTH: That the Restated Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of American Salt Company.

                  FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 6950 West 56th Street, Mission, Kansas 66202.

                  SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.






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                  IN WITNESS WHEREOF, said Corporation has caused this
certificate to be Signed by Anthony J. Petrocelli, its Chairman of the Board, Vice President and Treasurer, and attested by Richard J. Donahue, its Vice President and Secretary, this 29th day of March, 1990.

                              AMERICAN SALT COMPANY

                              By:
                                  ----------------------------------------------
                                   Name:    Anthony J. Petrocelli
                                   Title:   Chairman of the Board,
                                            Vice President and
                                            Treasurer

ATTEST:

By:
    --------------------------------------
     Name:    Richard J. Donahue
     Title:   Vice President and Secretary